As filed with the Securities and Exchange Commission on February 17, 1999
                                                      REGISTRATION NO. 333-41971

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                             PONDER INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              75-2268672
(State or other jurisdiction of                               (I.R.S.Employer
 incorporation or organization)                              Identification No.)

                         5005 RIVERWAY DRIVE, SUITE 550
                              HOUSTON, TEXAS 77056
                                 (713) 965-0653
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                                EUGENE L. BUTLER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             PONDER INDUSTRIES, INC.
                         5005 RIVERWAY DRIVE, SUITE 550
                              HOUSTON, TEXAS 77056
                                 (713) 965-0653
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

  Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             PHILLIP M. RENFRO, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                         300 CONVENT STREET, SUITE 2200
                            SAN ANTONIO, TEXAS 78205
                                 (210) 270-7172

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                                Not Applicable.

                              --------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:
[ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

================================================================================

         This Post-Effective Amendment No. 1 is being filed to amend the Registration Statement (the "Registration Statement") on Form S-3 (No. 333-41971), pursuant to which Ponder Industries, Inc., a Delaware corporation (the "Registrant"), registered 1,346,952 shares of its common stock, par value $.01 per share (the "Common Stock").

         The Registrant hereby withdraws from registration those shares of Common Stock previously registered pursuant to the Registration Statement that remained unsold due to the delisting from trading of the Registrant's shares of Common Stock by The Nasdaq Stock Market, Inc., effective February 12, 1999. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.


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
                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas the 17th day of February, 1999.


                                   PONDER INDUSTRIES, INC.


                                   By: /s/ Eugene L. Butler
                                       -----------------------------------------
                                           Eugene L. Butler
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Eugene L. Butler and Gerald A. Slaughter, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----
/s/ Eugene L. Butler                        Chairman of the Board,              February 17, 1999
------------------------------------        President, Chief Executive
Eugene L. Butler                            Officer and a Director
                                            (Principal Executive Officer)


/s/ Frank J. Wall*                          Senior Vice President of            February 17, 1999
------------------------------------        Operations and a Director
Frank J. Wall


/s/ Gerald A. Slaughter                     Senior Vice President               February 17, 1999
------------------------------------        and Chief Financial Officer
Gerald A. Slaughter                         (Principal Financial and
                                            Accounting Officer)


/s/ Rittie W. Milliman, Sr.*                Director                            February 17, 1999
------------------------------------
Rittie W. Milliman, Sr.


/s/ John Roane*                             Director                            February 17, 1999
------------------------------------
John Roane


/s/ John M. Le Seelleur*                    Director                            February 17, 1999
------------------------------------
John M. Le Seelleur


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

/s/ Joe R. Nemec*                           Director                            February 17, 1999
------------------------------------
Joe R. Nemec


/s/ Steven A. Webster*                      Director                            February 17, 1999
------------------------------------
Steven A. Webster


/s/ William R. Ziegler*                     Director                            February 17, 1999
------------------------------------
William R. Ziegler


*By: /s/ Eugene L. Butler
     -------------------------------
     Eugene L. Butler
     as Attorney-In-Fact


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